Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                      FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ___________________

                                   WICOR, Inc.
             (Exact name of registrant as specified in its charter)

              Wisconsin                                      39-1346701
    (State or other jurisdiction                          (I.R.S. Employer
         of incorporation or                             Identification No.)
            organization)


                            626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 291-7026
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             _______________________

                               George E. Wardeberg
                      President and Chief Executive Officer
                                   WICOR, Inc.
                            626 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 291-7026
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ______________________________

                                 With a copy to:


                                  Jay O. Rothman
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5367
                                 (414) 271-2400

                          ____________________________

                         CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                             Amount to    Maximum     Maximum
    Title of Each Class of      be       Offering    Aggregate    Amount of
       Securities to be     Registered   Price Per   Offering   Registration
          Registered            (1)       Unit(2)    Price(2)        Fee

    Common Stock, $1 par      75,000      $36.50    $2,737,500      $944
    value, with  attached     shares
    Common Stock Purchase   and rights
    Rights


   (1) Each share of WICOR, Inc. Common Stock has attached thereto one Common Stock Purchase Right.
   (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices for WICOR, Inc. Common Stock as reported on the New York Stock Exchange on September 24, 1996. The value attributable to the Rights is reflected in the price of the Common Stock.
                             ______________________

             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed by WICOR, Inc. (the "Company") or the Hypro Corporation 401(k) and Profit Sharing Plan (the "Plan") with the Commission are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995, which includes audited financial statements as of and for the year ended December 31, 1995.

             2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A under the Exchange Act, and any other amendment or report filed for the purpose of updating such description.

             4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin.
   Jere D. McGaffey, a partner in the firm of Foley & Lardner, is a director of the Company. As of August 31, 1996, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, including Mr. McGaffey, beneficially owned 10,328 shares of the Company's Common Stock and accompanying Common Stock Purchase Rights.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit
      No.                      Exhibit

    (4.1)            Hypro Corporation 401(k) and Profit Sharing Plan

    (4.2)            Hypro Corporation Profit Sharing and 401(k)
                     Trust

    (4.3) Restated Articles of Incorporation of WICOR, Inc., as amended (incorporated by reference to Exhibit 3.1 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)

    (4.4) Rights Agreement, dated as of August 29, 1989, between WICOR, Inc. and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.3 to WICOR, Inc.'s Registration Statement on Form S-3, dated October 20, 1995)

    (23.1)           Consent of Arthur Andersen LLP

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

             The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 30th day of September, 1996.

                                 WICOR, INC.

                                 By:  /s/  George E. Wardeberg
                                      George E. Wardeberg
                                      President and
                                      Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George E. Wardeberg and Joseph P. Wenzler, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

             Signature                   Title                Date



    /s/  George E. Wardeberg     President, Chief      September 30, 1996
          George E. Wardeberg    Executive Officer
                                 and Director
                                 (Principal Executive
                                 Officer)



    /s/  Joseph P. Wenzler       Vice President,       September 30, 1996
          Joseph P. Wenzler      Treasurer
                                 and Chief Financial
                                 Officer (Principal
                                 Financial and
                                 Accounting Officer)


    /s/  Wendell F. Bueche             Director        September 30, 1996
          Wendell F. Bueche



    /s/  Willie D. Davis               Director        September 30, 1996
          Willie D. Davis



    /s/  Jere D. McGaffey              Director        September 30, 1996
          Jere D. McGaffey




    /s/  Daniel F. McKeithan, Jr.      Director        September 30, 1996
          Daniel F. McKeithan, Jr.




    /s/  Guy A. Osborn                 Director        September 30, 1996
          Guy A. Osborn





    /s/  Thomas F. Schrader            Director        September 30, 1996
          Thomas F. Schrader




    /s/  Stuart W. Tisdale             Director        September 30, 1996
          Stuart W. Tisdale




    /s/  Essie M. Whitelaw             Director        September 30, 1996
          Essie M. Whitelaw




    /s/  William B. Winter             Director        September 30, 1996
          William B. Winter

             The Plan. Pursuant to the requirements of the Securities Act of 1933, Hypro Corporation, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brighton, State of Minnesota, as of the 30th day of September, 1996.

                                 HYPRO CORPORATION



                                 By:  /s/  W. Ted Dudley
                                      W. Ted Dudley
                                      President and CEO

                                  EXHIBIT INDEX

    Exhibit
      No.                      Exhibit

    (4.1)            Hypro Corporation 401(k) and Profit Sharing Plan

    (4.2)            Hypro Corporation Profit Sharing and 401(k)
                     Trust

    (4.3) Restated Articles of Incorporation of WICOR, Inc., as amended (incorporated by reference to Exhibit 3.1 to WICOR, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)

    (4.4) Rights Agreement, dated as of August 29, 1989, between WICOR, Inc. and Chemical Bank (f/k/a Manufacturers Hanover Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.3 to WICOR, Inc.'s Registration Statement on Form S-3, dated October 20, 1995)

    (23.1)           Consent of Arthur Andersen LLP

    (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)